Exhibit 99.1

Solo Cup Company and Subsidiaries

Consolidated Statements of Operations

(In millions)

	Thirteen weeks ended		Fifty-two weeks ended
	December 26, 2010	December 27, 2009	December 26, 2010	December 27, 2009

Net sales	$409.2	$387.0	$1,582.9	$1,502.6
Cost of goods sold	363.9	336.1	1,439.3	1,296.2

Gross profit	45.3	50.9	143.6	206.4
Selling, general and administrative expenses	38.3	37.5	150.4	150.1
Impairment of goodwill	—	—	—	17.2
Asset impairment	3.9	—	20.5	—
Loss on asset disposals	1.2	1.5	3.9	9.0

Operating income (loss)	1.9	11.9	(31.2)	30.1
Interest expense, net of interest income	17.8	17.7	70.6	63.1
Reclassification of unrealized loss on cash flow hedges to interest expense	—	—	—	9.1
Loss on debt extinguishment	—	—	—	2.5
Foreign currency exchange loss (gain), net	1.6	(0.2)	2.2	(2.6)
Gain from bargain purchase	—	—	(1.7)	—

Loss before income taxes	(17.5)	(5.6)	(102.3)	(42.0)
Income tax (benefit) provision	(0.3)	(1.1)	1.9	(6.3)

Net loss	$(17.2)	$(4.5)	$(104.2)	$(35.7)

Reconciliation of net loss to EBITDA (non-GAAP measure)	Thirteen weeks ended		Fifty-two weeks ended
	December 26, 2010	December 27, 2009	December 26, 2010	December 27, 2009
Net loss(1)	$(17.2)	$(4.5)	$(104.2)	$(35.7)
Interest expense, net (includes reclassification of unrealized loss on cash flow hedges)	17.8	17.7	70.6	74.7
Income tax (benefit) provision	(0.3)	(1.1)	1.9	(6.3)
Depreciation and amortization (excluding accelerated depreciation)	16.5	18.1	69.9	70.0
Accelerated depreciation	11.1	—	39.7	—

EBITDA (non-GAAP measure)	$27.9	$30.2	$77.9	$102.7

(1) Net loss includes the following items, which are listed here to provide information for purposes of additional analysis.

	Thirteen weeks ended		Fifty-two weeks ended
	December 26, 2010	December 27, 2009	December 26, 2010	December 27, 2009
Plant closure expenses and severance costs	$0.8	$1.8	$8.7	$13.3
Closed plant inefficiencies	3.3	—	4.2	1.0
Pension plan curtailment loss	—	—	1.5	—
Impairment of goodwill	—	—	—	17.2
Asset impairment	3.9	—	20.5	—
Gain from bargain purchase	—	—	(1.7)	—
Loss on asset disposals	1.2	1.5	3.9	9.0
Foreign currency exchange loss (gain), net	1.6	(0.2)	2.2	(2.6)
Long-term incentive plan	1.0	—	(0.1)	0.4
Contractual resolution charge	—	—	—	3.9

Solo Cup Company and Subsidiaries

Condensed Consolidated Balance Sheets

(In millions)

	December 26, 2010	December 27, 2009
Assets

Cash and cash equivalents	$21.5	$30.0
Accounts receivable, net	120.7	124.9
Inventories	227.6	232.6
Deferred income taxes	13.1	19.1
Other current assets	25.8	29.8

Total current assets	408.7	436.4

Property, plant and equipment, net	429.1	509.0
Other assets	26.9	42.0

Total assets	$864.7	$987.4

Liabilities and Shareholder’s (Deficit) Equity

Accounts payable	$63.1	$82.0
Accrued expenses	55.9	55.6
Current maturities of long-term debt	0.4	0.8
Other current liabilities	59.2	47.1

Total current liabilities	178.6	185.5

Long-term debt, net of current maturities	637.3	635.3
Deferred income taxes	14.9	22.7
Other liabilities	121.4	125.7

Total liabilities	952.2	969.2

Total shareholder’s (deficit) equity	(87.5)	18.2

Total liabilities and shareholder’s (deficit) equity	$864.7	$987.4

Solo Cup Company and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In millions)

	Fifty-two weeks ended
	December 26, 2010	December 27, 2009
Cash flows from operating activities
Net loss	$(104.2)	$(35.7)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	109.6	70.0
Deferred financing fee amortization	7.0	6.0
Impairment of goodwill	—	17.2
Loss on asset disposals	3.9	9.0
Pension plan curtailment loss	1.5	—
Loss on debt extinguishment	—	2.5
Gain from bargain purchase	(1.7)	—
Reclassification of unrealized loss on cash flow hedges	—	9.1
Asset impairment	20.5	—
Deferred income taxes	(0.9)	(8.6)
Foreign currency exchange loss (gain), net	2.2	(2.6)
Changes in operating assets and liabilities, net of business acquisition	4.1	68.7
Other, net	1.7	2.3

Net cash provided by operating activities	43.7	137.9

Cash flows from investing activities
Purchase of property, plant and equipment	(42.1)	(71.8)
Proceeds from sale of property, plant and equipment	7.7	16.6
Business acquisition, net of cash acquired	(23.7)	—
Decrease (increase) in restricted cash	8.5	(10.4)
Proceeds from insurance reimbursement	1.2	—

Net cash used in investing activities	(48.4)	(65.6)

Cash flows from financing activities
Net borrowings under revolving credit facilities	(2.3)	(13.0)
Borrowings under the 10.5% Senior Secured Notes	—	293.8
Repayments of term notes	(0.4)	(363.2)
Repayments of other debt	(0.4)	(0.3)
Return of capital to parent	(0.1)	—
Debt issuance costs	(0.8)	(18.3)

Net cash used in financing activities	(4.0)	(101.0)

Effect of exchange rate changes on cash	0.2	1.2

Net decrease in cash and cash equivalents	(8.5)	(27.5)
Cash and cash equivalents, beginning of period	30.0	57.5

Cash and cash equivalents, end of period	$21.5	$30.0